Exh. 1.1                    THE SERVICEMASTER COMPANY

                                 DEBT SECURITIES

                             Underwriting Agreement

                                February 25, 1998


To the Representatives named
in Schedule I hereto of the
Underwriters named in
Schedule II hereto

Ladies and Gentlemen:

         The ServiceMaster Company, a Delaware corporation (the "Company"), proposes to issue and sell to the underwriters named in Schedule II hereto (the "Underwriters"), for whom you are acting as representatives (the "Representatives"), the principal amount of its debt securities identified in
Schedule I hereto (the "Securities"), to be issued under the indenture specified in Schedule I hereto between the Company (as successor, following the merger of The ServiceMaster Company Limited Partnership ("SMCLP") and ServiceMaster Limited Partnership ("SMLP") with and into the Company (the "Merger"), to SMCLP and SMLP and their respective rights and obligations under the Indenture hereinafter referred to) and the Trustee identified in such Schedule (the "Trustee") (as heretofore amended or supplemented, and as further amended and supplemented by the Third Supplemental Indenture (as specified in Schedule I hereto), the "Indenture"). If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms "Underwriters" and "Representatives", as used herein, shall each be deemed to refer to such firm or firms. The Company and the Company's predecessors, SMCLP and SMLP (the "Predecessors"), have prepared and filed with the Securities and Exchange Commission (the "Commission") in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations of the
Commission thereunder (collectively, the "Securities Act"), a registration statement (the file number of which is set forth in Schedule I hereto) on Form S-3, relating to certain debt securities (the "Shelf Securities") to be issued from time to time by the Company. The Company has also filed with, or proposes to file with, the Commission pursuant to Rule 424 under the Securities Act (i) a prospectus dated February 25, 1998 to reflect, among other things, the Merger and (ii) a prospectus supplement specifically relating to the Securities. The registration statement as amended to the date of this Agreement is hereinafter referred to as the "Registration Statement" and the related prospectus cited in clause (i) above covering the Shelf Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Basic Prospectus". The Basic Prospectus as supplemented by the prospectus supplement specifically relating to the Securities in the form first used to confirm sales of the Securities is hereinafter referred to as the "Prospectus". If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the
Securities Act (the "Rule 462 Registration Statement"), then any reference herein to the term "Registration Statement" shall be deemed to include such Rule 462 Registration Statement. Any reference in this Agreement to the Registration Statement, the Basic Prospectus, any preliminary form of Prospectus (a "preliminary prospectus") previously filed with the Commission pursuant to Rule 424 or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act which were filed under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Exchange Act") on or before the date of this Agreement or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be; and any reference to "amend", "amendment" or "supplement" with respect to the Registration Statement, the Basic Prospectus, any preliminary prospectus or the Prospectus shall be deemed to refer to and include any documents filed under the Exchange Act after the date of this Agreement, or the date of the Basic Prospectus, any preliminary prospectus or the Prospectus, as the case may be, which are deemed to be incorporated by reference therein.

         The Company hereby agrees with the Underwriters as follows:

           1. The Company agrees to issue and sell the Securities to the several Underwriters, as hereinafter provided, and each Underwriter, on the basis of the representations and warranties herein contained, but subject to the conditions hereinafter stated agrees to purchase, severally and not jointly, from the Company the respective principal amount of Securities set forth opposite such Underwriter's name in Schedule II hereto at the purchase price set forth in
Schedule I hereto plus  accrued  interest,  if any,  from the date  specified in
Schedule I hereto to the date of payment and delivery.

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           2. The Company  understands that the several  Underwriters intend (i)
to make a public  offering of their  respective  portions of the  Securities and
(ii) initially to offer the Securities upon the terms set forth in the Prospectus.

           3. Payment for the Securities shall be made by wire transfer in immediately available funds to the account specified by the Company to the Representatives, no later than noon the Business Day (as defined below) prior to the Closing Date (as defined below), on the date and at the time and place set forth in Schedule I hereto (or at such other time and place on the same or such other date, not later than the fifth Business Day (as defined below) thereafter, as you and the Company may agree in writing). As used herein, the term "Business Day" means any day other than a day on which banks are permitted or required to be closed in New York City. The time and date of such payment and delivery with respect to the Securities are referred to herein as the "Closing Date".

         Payment for the Securities shall be made against delivery to the nominee of The Depository Trust Company for the respective accounts of the several Underwriters of the Securities of one or more global notes (the "Global Note") representing the Securities, with any transfer taxes payable in connection with the transfer to the Underwriters of the Securities duly paid by the Company. The Global Note will be made available for inspection by the Representatives at the office of J.P. Morgan Securities Inc., 60 Wall Street, New York, New York 10260, not later than 1:00 P.M., New York City time, on the Business Day prior to the Closing Date.

           4. The Company represents and warrants to each Underwriter that:

                  (a) the Registration Statement has been declared effective by the Commission under the Securities Act; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been instituted or, to the knowledge of the Company, threatened by the Commission; and the Registration
         Statement and Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) comply, or will comply, as the case may be, in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (collectively, the "Trust Indenture Act"), and do not and will not, as of the applicable effective date as to the Registration Statement and any amendment or supplement thereto and as of the date of the Prospectus and any amendment or supplement thereto, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and the Prospectus, as amended or supplemented at the Closing Date, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing representations and warranties shall not apply to (i) that part of the Registration
         Statement which constitutes the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee, and (ii) statements or omissions in the Registration Statement or the Prospectus made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein;

                  (b) the documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and any further documents so filed and incorporated by reference in the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Securities Act or the Exchange Act, as applicable, and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

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                  (c) the financial  statements,  and the related notes thereto,
         of  the  Company   included  or   incorporated   by  reference  in  the
         Registration   Statement  and  the   Prospectus   present   fairly  the
         consolidated  financial  position of the  Company and its  consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their consolidated cash flows for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and the supporting schedules included or incorporated
         by  reference  in  the  Registration   Statement   present  fairly  the
         information required to be stated therein; and the pro forma financial information, and the related notes thereto, if any, included or incorporated  by  reference  in  the  Registration  Statement  and  the
         Prospectus  has  been  prepared  in  accordance   with  the  applicable
         requirements of the Securities Act and the Exchange Act, as applicable and is based upon good faith estimates and assumptions believed by the Company to be reasonable;

                  (d) since the respective dates as of which information is given in the Registration Statement and the Prospectus, there has not been any material change in the capital stock (other than as a result of the reclassification of the partnership equity capital of SMLP to equity accounts of the Company as a result of the Merger) or long-term debt of the Company or any of its subsidiaries, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus; and except as set forth or contemplated in the Prospectus neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) material to the Company and its subsidiaries taken as a whole;

                  (e) the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, with power and authority (corporate and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties, or conducts any business, so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; as a result of the Merger, the separate existence of SMLP and SMCLP ceased and the Company has assumed and succeeded to all of the obligations of the Predecessors under the Indenture, all in accordance with the provisions of Section 6.02 of the Indenture;

                  (f) each of the Company's significant subsidiaries (as defined in the Commission's Regulation S-X) has been duly incorporated or organized and is validly existing as a corporation or limited partnership under the laws of its jurisdiction of incorporation or organization, with power and authority (corporate or partnership and other) to own its properties and conduct its business as described in the Prospectus, and has been duly qualified as a foreign corporation or limited partnership for the transaction of business and is in good standing under the laws of each jurisdiction in which it owns or leases properties, or conducts any business so as to require such qualification, other than where the failure to be so qualified or in good standing would not have a material adverse effect on the Company and its subsidiaries taken as a whole; and all the outstanding shares of capital stock or partnership interests, as the case may be, of each significant subsidiary of the Company have been duly authorized and validly issued, are fully-paid and non-assessable, and (except as described in the Prospectus) are owned by the Company, directly or indirectly, free and clear of all liens, encumbrances, security interests and claims;

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                  (g) this  Agreement  has been duly  authorized,  executed  and delivered by the Company;

                  (h) the Securities have been duly authorized, and, when executed, authenticated and issued under the Indenture and delivered to and paid for in accordance with this Agreement, will have been duly executed, authenticated, issued and delivered by the Company and will constitute valid and binding obligations of the Company entitled to the benefits provided by the Indenture; the Indenture has been duly authorized, executed and delivered by SMCLP and SMLP and qualified under the Trust Indenture Act and constitutes a valid and binding instrument; and the Indenture conforms to the descriptions thereof in the Prospectus;

                  (i) neither the Company nor any of its subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its Certificate of Incorporation or By-Laws or agreement of limited partnership, as the case may be, or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound, except for violations and defaults which individually and in the aggregate would not reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole; the issue and sale of the Securities and the performance by the Company of all of its obligations under the
         Securities, the Indenture and this Agreement, and the consummation of the transactions herein and therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, that is material for the Company and its subsidiaries taken as a whole, nor will such action result in any violation of the provisions of the Certificate of Incorporation or the By-Laws of the Company or any applicable law or statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company, its subsidiaries or any of their respective properties; and no consent, approval, authorization, order, license, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Securities or the consummation by the Company of the transactions contemplated by this Agreement or the Indenture, except such consents, approvals, authorizations, orders, licenses, registrations or qualifications as have been obtained under the Securities Act or the Trust Indenture Act and as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Securities;

                  (j) other than as set forth or contemplated in the Prospectus, there are no legal or governmental investigations, actions, suits or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any of its subsidiaries or any of their respective properties or to which the Company or any of its subsidiaries is or may be a party or to which any property of the Company or any of its subsidiaries is or may be the subject which, if determined adversely to the Company or any of its subsidiaries, could individually or in the aggregate reasonably be expected to have, a material adverse effect on the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole and, to the best of the Company's knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and there are no statutes, regulations, contracts or other documents that are required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or the Prospectus which are not filed or described as required;

                  (k) immediately after any sale of Securities by the Company hereunder, the aggregate amount of Securities which have been issued and sold by the Company hereunder and of any securities of the Company (other than the Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of securities registered under the Registration Statement;

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                  (l) Arthur Andersen LLP, who have certified  certain financial statements of the SMLP and its subsidiaries are independent public accountants as required by the Securities Act;

                  (m) the Company and its subsidiaries have good and marketable title in fee simple to all items of real property and good and marketable title to all personal property owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described or referred to in the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made or proposed to be made of such property by the Company and its subsidiaries; and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, existing and enforceable leases with such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings by the Company or its subsidiaries;

                  (n) the Company is not and, after giving effect to the offering and sale of the Securities, will not be an "investment company" or, to the Company's knowledge, an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

                  (o) the Company has complied with all provisions of Section 517.075, Florida Statutes (Chapter 92-198, Laws of Florida) relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba;

                  (p) the Company and its subsidiaries have filed (or prior to the Merger, SMLP and its subsidiaries have filed) all federal, state, local and foreign tax returns which have been required to be filed and have paid (or prior to the Merger, SMLP and its subsidiaries have paid) all taxes shown thereon and all assessments received by them or any of them to the extent that such taxes have become due and are not being contested in good faith; and, except as disclosed in the Registration Statement and the Prospectus, there is no tax deficiency which has been or might reasonably be expected to be asserted or threatened against the Company or any of its subsidiaries;

                  (q) each of the Company and its subsidiaries owns, possesses or has obtained all licenses, permits, certificates, consents, orders, approvals and other authorizations from, and has made all declarations and filings with, all federal, state, local and other governmental authorities (including foreign regulatory agencies), all self-regulatory organizations and all courts and other tribunals, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof, and neither the Company nor any such subsidiary has received any actual notice of any proceeding relating to revocation or modification of any such license, permit, certificate, consent, order, approval or other authorization, except as described in the Registration Statement and the Prospectus; and each of the Company and its subsidiaries is in compliance with all laws and regulations relating to the conduct of its business as conducted as of the date hereof;

                  (r) there are no existing or, to the best knowledge of the Company, threatened labor disputes with the employees of the Company or any of its subsidiaries which would reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole;

                  (s) the Company and its subsidiaries (i) are in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants ("Environmental Laws"), (ii) have received all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole;

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                  (t) in  the  ordinary  course  of its  business,  the  Company conducts a periodic review of the effect of  Environmental  Laws on the
         business,   operations   and   properties   of  the   Company  and  its
         subsidiaries, in the course of which it identifies and evaluates associated costs and liabilities (including, without limitation, any capital or operating expenditures required for clean-up, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties). On the basis of such review and except as disclosed in SMLP's Form 10-K for the year ended December 31, 1996, the Company has reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries, taken as a whole;

                  (u) each employee benefit plan,  within the meaning of Section
         3(3) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA") that is maintained, administered or contributed to by the Company or any of its affiliates for employees or former employees of the Company and its affiliates has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to ERISA and the Internal Revenue Code of 1986, as amended, ("Code"). No prohibited transaction, within the meaning of Section 406 of ERISA or
         Section 4975 of the Code has occurred with respect to any such plan excluding transactions effected pursuant to a statutory or administrative exemption. For each such plan which is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA no "accumulated funding deficiency" as defined in Section 412 of the Code has been incurred, whether or not waived, and the fair market value of the assets of each such plan (excluding for these purposes accrued but unpaid contributions) exceeded the present value of all benefits accrued under such plan determined using reasonable actuarial assumptions.

                   (v) Each of the Company and its subsidiaries owns or possesses, or can acquire, or reasonably believes it can acquire, on reasonable terms, rights adequate to the present operations of the businesses now operated by it under the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks and trade names (collectively, the "Intellectual Property") presently employed by it in connection with the businesses now operated by it, except to the extent that the failure to own, possess or acquire such rights would not, singly or in the aggregate, reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole, and, neither the Company nor any of its subsidiaries has received any notice of infringement of or conflict with asserted rights of others with respect to any of the foregoing.

           5. The Company covenants and agrees with each of the several Underwriters as follows:

                   (a) to file the Prospectus in a form approved by you pursuant to Rule 424 under the Securities Act not later than the Commission's close of business on the second Business Day following the date of determination of the offering price of the Securities or, if applicable, such earlier time as may be required by Rule 424(b);

                   (b) to furnish to each Representative and counsel for the Underwriters, a signed copy of the Registration Statement (as originally filed) and each amendment thereto, in each case including exhibits and documents incorporated by reference therein and, during the period mentioned in paragraph (e) below, to furnish each of the Underwriters as many copies of the Prospectus (including all amendments and supplements thereto) and documents incorporated by reference therein as you may reasonably request;

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                   (c) from the date  hereof and prior to the Closing  Date,  to furnish to you a copy of any proposed amendment or supplement to the Registration Statement or the Prospectus, for your review, and not to file any such proposed amendment or supplement to which you reasonably object;

                   (d) to file promptly all reports and any definitive  proxy or information statements required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities, and during such same period, to advise you promptly, and to confirm such advice in writing, (i) when any amendment to the Registration Statement shall have become effective, (ii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for any additional information, (iii) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation or threatening of any proceeding for that purpose, and (iv) of the receipt by the Company of any notification with respect to any suspension of the qualification of the Securities for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and to use its best efforts to prevent the issuance of any such stop order or notification and, if issued, to obtain as soon as possible the withdrawal thereof;

                   (e) if, during such period after the first date of the public offering of the Securities as in the opinion of counsel for the Underwriters a prospectus relating to the Securities is required by law to be delivered in connection with sales by an Underwriter or dealer, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law;

                   (f) to endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to continue such qualification in effect so long as reasonably required for distribution of the Securities; provided that the Company shall not be required to file a general consent to service of process in any jurisdiction;

                   (g) to make generally available to its security holders and to you as soon as practicable an earnings statement which shall satisfy the provisions of Section 11 (a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company and its subsidiaries occurring after the "effective date" (as defined in Rule 158) of the Registration Statement;

                   (h) so long as the Securities are outstanding, to furnish to you upon request copies of all reports or other communications (financial or other) furnished to holders of Securities, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange;

                   (i) during the period beginning on the date hereof and continuing to and including the Business Day following the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any debt securities of or guaranteed by the Company which are substantially similar to the Securities;

                   (j) to use the net proceeds received by the Company from the sale of the Securities pursuant to this Agreement in the manner specified in the Prospectus under the caption "Use of Proceeds";

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
                   (k)  whether  or not the  transactions  contemplated  in this
         Agreement are consummated or this Agreement is terminated, to pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limiting the generality of the foregoing, all costs and expenses (i) incident to the preparation, issuance, execution, authentication and delivery of the Securities, including any expenses of the Trustee, (ii) incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Prospectus and any preliminary prospectus (including in each case all exhibits, amendments and supplements thereto), (iii) incurred in connection with the registration or qualification and determination of eligibility for investment of the Securities under the laws of such jurisdictions as the Underwriters may designate (including reasonable fees of counsel for the Underwriters and their disbursements), (iv) related to any filing with National Association of Securities Dealers, Inc., (v) in connection with the printing (including word processing and duplication costs) and delivery of this Agreement, the Indenture, the Preliminary and Supplemental Blue Sky Memoranda and any Legal Investment Survey and the furnishing to Underwriters and dealers of a reasonable number of copies of the Registration Statement and the Prospectus, (vi) payable to rating agencies in connection with the rating of the Securities and (vii) the cost and charges of any transfer agent.

           6. The several obligations of the Underwriters hereunder shall be subject to the following conditions:

                   (a) the representations and warranties of the Company contained herein are true and correct on and as of the Closing Date as if made on and as of the Closing Date and the Company shall have complied with all agreements and all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date;

                   (b) the Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing by the rules and regulations under the Securities Act; no stop order suspending the effectiveness of the Registration Statement shall be in effect, and no proceedings for such purpose shall be pending before or threatened by the Commission, and all requests for additional information on the part of the Commission shall have been complied with to your satisfaction;

                   (c) subsequent to the execution and delivery of this Agreement, there shall not have occurred any downgrading, nor shall any notice have been given of (i) any downgrading, (ii) any intended or potential downgrading or (iii) any review or possible change that does not indicate an improvement in the rating accorded any securities of or guaranteed by the Company by any "nationally recognized statistical rating organization", as such term is defined for purposes of Rule 436(g)(2) under the Securities Act;

                   (d) since the respective dates as of which information is given in the Prospectus there shall not have been any material change in capital stock or other equity interests (other than as a result of the reclassification of the partnership equity capital of SMLP and SMCLP to equity accounts of the Company as a result of the Merger) or long-term debt of the Company or any of its subsidiaries or any material adverse change or any development involving a material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole, otherwise than as set forth or contemplated in the Prospectus, the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Securities on the terms and in the manner contemplated in the Prospectus; and neither the Company nor any of its subsidiaries, has sustained since the date of the latest audited financial statements included or incorporated by reference in the Prospectus any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, otherwise than as set forth or contemplated in the Prospectus;

                   (e) the Representatives shall have received from the Company, on and as of the Closing Date, a certificate of an authorized officer

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
         of the Company, holding the office or title equal or more senior in rank to that of vice president, with specific knowledge about the financial matters of the Company satisfactory to you to the effect set forth in subsections (a) through (c) of this Section and to the further effect that there has not occurred any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, business, prospects, management, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, taken as a whole from that set forth or contemplated in the Registration Statement;

                   (f) Vernon T. Squires, Esq., Senior Vice President and General Counsel of the Company, shall have furnished to you his written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect as set forth in Exhibit A hereto;

                   (g) Kirkland & Ellis, counsel for the Company, shall have furnished to you their written opinion, dated the Closing Date, in form and substance satisfactory to you, to the effect as set forth in Exhibit B hereto;

                   (h) on the Closing Date, Arthur Andersen LLP shall have furnished to you a letter, dated such date, in form and substance satisfactory to you, containing statements and information of the type customarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus;

                   (i) you shall have received on and as of the Closing Date an opinion of Davis Polk & Wardwell, counsel to the Underwriters, with respect to the validity of the Indenture, the Securities, the Registration Statement, the Prospectus and other related matters as the Representatives may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters; and

                   (j) on or prior to the Closing  Date,  the Company shall have
         furnished  to  the  Representatives   such  further   certificates  and
         documents as the Representatives shall reasonably request.

           7. The Company will indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including without limitation the legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted) caused by any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use therein; provided that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or to the benefit of any person controlling such Underwriter) from whom the person asserting any such losses, claims, damages or liabilities purchased Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) and if a copy of the Prospectus (as so amended or supplemented, but excluding the documents incorporated by reference therein), if required by law to have been furnished to such person at or prior to the written confirmation of the sale of such Securities to such person, shall not have been so furnished.

                Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company and the directors and officers of the Company who sign the Registration Statement and each person who controls the Company within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any preliminary prospectus.

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
         If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the
Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may designate in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Underwriters and such control persons of Underwriters shall be designated in writing by the first of the named Representatives on Schedule I hereto and any such separate firm for the Company and the directors and officers of the Company who sign the Registration Statement and such control persons of the Company or authorized representatives shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there shall be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested an Indemnifying Person to reimburse the Indemnified Person for fees and expenses of counsel as contemplated by the third sentence of this paragraph, the Indemnifying Person agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 60 days after receipt by such Indemnifying Person of the aforesaid request and (ii) such Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement (or delivered a notice to such Indemnified Person setting forth its good faith objection to such request's conformity to the provisions of this Section. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

         If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters on the other hand from the offering of the Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and the Underwriters on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriters on the other shall be deemed to be in the same respective proportions as the net proceeds from the offering of such Securities (before deducting expenses) received by the Company and the total underwriting discounts and the commissions received by the Underwriters bear to the aggregate public offering price of the Securities. The relative fault of the Company on the one hand and the Underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

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
         The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph  shall be deemed to  include,  subject  to the  limitations  set forth above, any legal or other expenses incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 7 are several in proportion to the respective principal amount of the Securities set forth opposite their names in
Schedule I hereto, and not joint.

         The remedies provided for in this Section 7 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

         The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company set forth in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and (iii) acceptance of and payment for any of the Securities.

           8. Notwithstanding anything herein contained, this Agreement may be terminated in the absolute discretion of the Representatives, by notice given to the Company, if after the execution and delivery of this Agreement (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the National Association of Securities Dealers, Inc., the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade, (ii) trading of any securities of or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in the judgment of the Representatives, is material and adverse and which, in the judgment of the Representatives, makes it impracticable to market the Securities on the terms and in the manner contemplated in the Prospectus.

           9. If, on the Closing Date, any one or more of the Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase under this Agreement, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Securities, the other Underwriters shall be obligated severally in the proportions that the principal amount of Securities set forth opposite their respective names in Schedule I hereto bears to the aggregate principal amount of Securities set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representatives may specify, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the principal amount of Securities that any Underwriter has agreed to purchase pursuant to Section 1 be increased pursuant to this Section 9 by an amount in excess of one-tenth of such principal amount of Securities without the written consent of such Underwriter. If, on the Closing Date, any Underwriter or Underwriters shall fail or refuse to purchase Securities and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Company. In any such case either the Representatives or the Company shall have the right to postpone the Closing

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Date,  but in no event for longer  than seven days,  in order that the  required changes, if any, in the Registration Statement and in the Prospectus or in any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

          10. If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement or any condition of the Underwriters' obligations cannot be fulfilled, the Company agrees to reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and expenses of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering of Securities. Notwithstanding the foregoing, the Company shall not be liable for the expenses of the Underwriters if the Underwriters terminate this Agreement pursuant to Section 8(i), 8(iii) or 8(iv).

          11. This Agreement shall inure to the benefit of and be binding upon the Company, the Underwriters, any controlling persons referred to herein and their respective successors and assigns. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person, firm or corporation any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

          12. Any action by the Underwriters hereunder may be taken by you jointly or by the first of the named Representatives set forth in Schedule I hereto alone on behalf of the Underwriters, and any such action taken by you jointly or by the first of the named Representatives set forth in Schedule I hereto alone shall be binding upon the Underwriters. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be given at the address set forth in Schedule II hereto. Notices to the Company shall be given to it at One ServiceMaster Way, Downers Grove, Illinois 60515; Attention: Vernon T. Squires, Esq., Senior Vice President and General Counsel and Attention: Eric R. Zarnikow, Vice President and Treasurer.

          13. This Agreement may be signed in counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument.

          14. This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to the conflicts of laws provisions thereof.

Very truly yours,

THE SERVICEMASTER COMPANY


By:
      Name:
      Title:



Accepted: February 25, 1998

J.P. MORGAN SECURITIES INC.
GOLDMAN, SACHS & CO.
BANCAMERICA ROBERTSON STEPHENS
FIRST CHICAGO CAPITAL MARKETS, INC.
NATIONSBANC MONTGOMERY SECURITIES LLC


By: J.P. MORGAN SECURITIES INC.


By:
Title:

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


                                   SCHEDULE I

Representatives:
J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
BancAmerica Robertson Stephens
First Chicago Capital Markets, Inc.
NationsBanc Montgomery Securities LLC

Underwriting Agreement dated:               February 25, 1998

Registration Statement No:                  333-32167

Title of Securities:     7.10% Notes due 2018 (the "2018 Notes")
                         7.25% Notes due 2038 (the "2038 Notes")

Aggregate Principal Amount:                 $150,000,000 for the 2018 Notes
                                            $150,000,000 for the 2038 Notes

Price to Public:          99.768% of the principal amount of the 2018 Notes
                          99.200% of the principal amount of the 2038 Notes, each plus accrued interest, if any, from March 2, 1998

Indenture:  Indenture  dated as of August  15,  1997  between  the  Company  (as successor by merger to each of The ServiceMaster Company Limited Partnership ("SMCLP") and ServiceMaster Limited Partnership ("SMLP")) and Harris Trust and Savings Bank, as Trustee (the "Trustee").

Third Supplemental Indenture:  Third Supplemental Indenture dated as of March 2,
                               1998 between the Company and the Trustee.

Maturity:                      March 1, 2018 for the 2018 Notes
                               March 1, 2038 for the 2038 Notes

Interest Rate:                                       7.10% for the 2018 Notes
                                                     7.25% for the 2038 Notes

Interest Payment Dates:                     September 1 and March 1

Optional Redemption Provisions: The Securities may be redeemed at any time prior to maturity at the option of the Company, in whole or in part, upon not less than 30 or more than 60 days prior written notice, at a redemption price equal to the greater of (i) 100% of their principal amount or (ii) the sum of the present values of the Remaining Scheduled Payments (as defined in the Third Supplemental Indenture) thereon discounted to the redemption date, on a semi-annual basis, at the Treasury Yield (as defined in the Third Supplemental Indenture) plus 20 basis points (for the redemption of the 2018 Notes) and 20 basis points (for the redemption of the 2038 Notes), together with all accrued but unpaid interest, if any, to the date of redemption in either case; provided, however, that interest installments due on an interest payment date that is on or prior to the date of redemption will be payable to holders who are holders of record of such notes as of the close of business on the relevant record date for such installment.

Sinking Fund Provisions:                 No sinking fund provisions.

Other Provisions:                        None.

Closing Date and Time of Delivery:   March 2, 1998 at 10:00 A.M. (New York time)

Closing Location:                    Davis Polk & Wardwell, 450
                                     Lexington Avenue, New York, New York


Address for Notices to Underwriters:    J.P. Morgan Securities Inc.
                                        60 Wall Street New York, New York 10260

                                   SCHEDULE II


                                           Principal Amount of Securities
                                                   To Be Purchased
                                        ------------------------------------

                                             2018                   2038
                                        ------------            ------------
Underwriter
--------------------------

J.P. Morgan Securities Inc.             $ 67,500,000             $ 67,500,000

Goldman, Sachs & Co.                    $ 67,500,000             $ 67,500,000

BancAmerica Robertson Stephens          $  5,000,000             $  5,000,000

First Chicago Capital Markets, Inc.     $  5,000,000             $  5,000,000

NationsBanc Montgomery Securities LLC   $  5,000,000             $  5,000,000

                                        ------------             ------------

 Total................................  $150,000,000             $150,000,000

                                    EXHIBIT A

                  Form of ServiceMaster General Counsel Opinion


J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
BancAmerica Robertson Stephens
First Chicago Capital Markets, Inc.
NationsBanc Montgomery Securities LLC
c/o J.P. Morgan Securities Inc.
     60 Wall Street
     New York, New York 10260

Ladies/Gentlemen:

         I am rendering this opinion in my capacity as Senior Vice President and General Counsel of The ServiceMaster Company (the "Company") in response to the requirement in Section 6(f) of the Underwriting Agreement dated February 25, 1998 (the "Underwriting Agreement") among the Company and the underwriters named in Schedule II thereto (the "Underwriters"). Every term which is defined or given a special meaning in the Underwriting Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Underwriting Agreement.

         In connection with the preparation of this letter, I have, among other things, read:

                  (a) the registration statement on Form S-3 (Registration No. 333-32167) filed by the Company and the Company's predecessors, The ServiceMaster Company Limited Partnership, ("SMCLP") and ServiceMaster Limited Partnership ("SMLP") with the Securities and Exchange Commission (the "Commission") on July 28, 1997 for the purpose of registering the offering of the shelf securities under the Securities Act of 1933, as amended (the "Securities Act") (which registration statement, as amended by pre-effective Amendment No. 1, including the information incorporated therein by reference, and as constituted at the time it became effective is herein called the "Registration Statement");

                  (b) the Company's Prospectus Supplement dated February 25, 1998 (including the information incorporated therein by reference, the "Prospectus Supplement") to the Core Prospectus for Debt Securities dated February 25, 1998 (the "Debt Core Prospectus") covering the offering of the Securities through the Underwriters, in the form which includes the initial offering price and related terms (which Debt Core Prospectus, as supplemented by the Prospectus Supplement, including the information incorporated therein by reference, is herein called the "Prospectus");

                  (c)    an executed copy of the Underwriting Agreement;

                  (d) an executed copy of the Indenture dated as of August 15, 1997 in the form executed and delivered by SMCLP and SMLP and Harris Trust and Savings Bank as Trustee (the "Trustee") (as amended and supplemented by the First Supplemental Indenture dated as of August 15, 1997 among SMCLP, SMLP and the Trustee and by the Second Supplemental Indenture dated as of January 1, 1998 between the Company and the Trustee, the "Indenture");

                  (e) an executed copy of the Third Supplemental Indenture dated as of March 2, 1998 executed pursuant to the Indenture, the global security representing $150 million aggregate principal amount of the 2018 Notes identified in the Third Supplemental Indenture and the global security representing $150 million aggregate principal amount of the 2038 Notes identified in the Third Supplemental Indenture, all in the form to be delivered at the closing for the sale of those Notes to be held today under the Underwriting Agreement;

                  (f) A certified copy of resolutions adopted on May 9, 1997 by the Board of Directors of ServiceMaster Management Corporation and a certified copy of resolutions adopted on July 25, 1997 by the Board of Directors of the Company (together, the "Board Resolutions"), a certified copy of resolutions adopted on January 21, 1998 by the Finance Committee of the Board of Directors of the Company, and a certified copy of an Implementing Authorization executed by certain officers appointed in the Board Resolutions; and

                  (g) Copies of all certificates and other documents delivered today at the closing of the purchase and sale of the Securities under the Underwriting Agreement.

         As used in this opinion, (i) the term "Notes" means the Notes referred to in clause (e) in the preceding sentence; (ii) the term "Transaction
Documents" means the Underwriting Agreement, the Indenture, the Third Supplemental Indenture and the Notes.

         Subject to the assumptions, qualifications and limitations which are identified in this letter, I advise you that:

           1. The Company is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation. The Company is qualified to do business and is in good standing in the State of Illinois. The Company is not required to qualify to do business under the laws of any other jurisdiction other than where the failure to be so qualified would not have a material adverse effect on the Company.

           2. Each of the significant subsidiaries of the Company (the "Subsidiaries") is a limited partnership or corporation existing and in good standing under the laws of its respective jurisdiction of organization. The Company and each Subsidiary is qualified to do business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business, so as to require such qualification, other than where the failure to be so qualified would not have a material adverse effect on the Company and its subsidiaries taken as a whole. The equity of each of the Subsidiaries is owned as indicated in Schedule A attached hereto. The term "significant subsidiaries" means the subsidiaries listed as significant subsidiaries in Schedule B attached hereto. The Company's Treasurer has advised me that he has determined that the subsidiaries listed on Schedule B are the only subsidiaries of the Company which constitute "significant subsidiaries" of the Company within the meaning of that term under the Commission's Regulation S-X.

           3. The Company and each of the Subsidiaries has the power to own and lease its properties and to conduct its business as described in the Prospectus.

           4. The execution of the Transaction Documents (other than the Indenture) by the Company and, in the case of the Indenture, by SMCLP and SMLP, has been duly authorized by all necessary actions by the Board of Directors of the ServiceMaster Board, or the Board of Directors of the Company, as appropriate, the Finance Committee of the Board of Directors of the Company and by Authorized Officers qualified to act under the resolutions relevant to the issuance and sale of the Securities pursuant to the Underwriting Agreement. No other approval is required under the Certificate of Incorporation of the Company.

           5. Neither the Company nor any of its Subsidiaries is, or with the giving of notice or lapse of time or both would be, in violation of or in default under, its charter or Certificate of Incorporation or By-Laws or agreement of limited partnership, as the case may be. The execution and delivery of the Underwriting Agreement by the Company, the performance of its obligations under the Underwriting Agreement, the Indenture, the Third Supplemental Indenture and the Notes and the Company's sale of the Notes to you in accordance with the Underwriting Agreement do not (i) violate the Certificate of Incorporation of the Company or (ii) constitute a violation by the Company of any applicable provision of any law, statute, rule, regulation or court order (except that I express no opinion in this paragraph as to (A) any prohibition against fraud or misrepresentation or (B) whether performance of the indemnification or contribution provisions in the Underwriting Agreement would be permitted or (C) compliance with any disclosure requirement, but I refer you to the third paragraph following clause (d) of numbered paragraph 9 hereof) or
(iii) breach, or result in a default under, any existing obligation of the Company or any of its subsidiaries under any of the agreements with which I am familiar.

           6. After due inquiry, I have no knowledge about any legal or governmental proceeding that is pending or threatened against the Company or any of its subsidiaries that has caused me to conclude that such proceeding is required by Item 103 of Regulation S-K to be described in the Prospectus but that is not so described. I have no knowledge of any contract, document, or court order to which the Company is a party or to which any of its properties is subject that has caused me to conclude that such contract, document or court order is required to be described in the Prospectus or Registration Statement but is not so described or is required to be filed as an exhibit to the Registration Statement but has not been so filed.

           7. The Company was not required to obtain any consent, approval, authorization or order of governmental agency for the issuance, delivery and sale of the Notes under the Underwriting Agreement except for the order by the Commission declaring the Registration Statement effective.

           8. The Company has received a copy of an order entered for the Commission by the Division of Corporation Finance that the Commission pursuant to delegated authority declaring the Registration Statement effective under the Securities Act on August 6, 1997 (the "effective date") and we have no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or overtly threatened by, the Commission. Section 309(a) of the Trust Indenture Act provides that the
Indenture shall be deemed to have been qualified under that Act when the Registration Statement became effective under the Securities Act.

           9. The statements under Item 3 in SMLP's Form 10-K Annual Report for the fiscal year ended December 31, 1996 were correct in all material respects on the date that the Annual Report was filed with the Commission. Insofar as the statements constitute a summary of the legal matters, documents or proceedings referred to therein, such statements adequately present the information called for with respect to such legal matters, documents or proceedings.

          10. Nothing has come to my attention that has caused me to conclude that any of the Company or any of its subsidiaries:

                  (a) does not own or have the rights under any license, permit, certificate, consent, order, approval or other authorization from or has not made any declaration or filing with, any federal, state, local or other governmental authority (including foreign regulatory agencies) or any court or tribunal, domestic or foreign, necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as conducted as of the date hereof;

                  (b) has received any actual notice of any proceeding relating to revocation or modification of any license, permit, certificate, consent, order, approval or other authorization cited in immediately preceding clause (a);

                  (c) does not have any material right required to use the Intellectual Property employed by it in connection with the business conducted by it as of the date hereof; or

                  (d) is, or with the giving of notice or lapse of time or both would be, in violation of or in default under any indenture, mortgage, deed of trust, loan agreement or other material agreement or instrument known to me to which the Company or any of its subsidiaries, is a party or by which it or any of them or any of them or any of their respective subsidiaries is bound.

         I make no representation that I have independently verified the accuracy, completeness or fairness of the Prospectus or Registration Statement or that the actions taken in connection with the preparation of the Registration Statement or Prospectus (including the actions described in the next paragraph) were sufficient to cause the Prospectus or Registration Statement to be accurate, complete or fair. I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Prospectus or the Registration Statement except to the extent otherwise explicitly indicated in numbered paragraph 9 above.

         I can however confirm that I have participated in conferences with representatives of the Company, representatives of the Underwriters, counsel for the Underwriters and representatives of the independent accountants for the Company during which disclosures in the Registration Statement and Prospectus and related matters were discussed. In addition, I have reviewed certain records maintained by the Company.

         Based upon my participation in the conferences and my document review identified in the preceding paragraph, my understanding of applicable law and the experience I have gained in my practice thereunder, I can, however, advise you that nothing has come to my attention that has caused me to conclude that
(i) the Registration Statement at its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or
(ii) the Debt Core Prospectus on the date it bears or on the date of this letter or the Prospectus Supplement on the date it bears or on the date of this letter contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Registration Statement or the Debt Core Prospectus, each as of the effective date of the Registration Statement, or the Prospectus Supplement on the date it bears, did not comply in all material respects with the form and the requirements of Form S-3 or (iv) any of the periodic reports incorporated by reference into the Registration Statement as of the date of the filing of such report with the Commission appeared on its face not to comply as to form in all material respects with the Exchange Act, and the rules and regulations of the Commission thereunder.

         Except for the activities described in the immediately preceding section of this letter, I have not undertaken any investigation to determine the facts upon which the advice in this letter is based. I have not undertaken any investigation or search of court records for purposes of this letter.

         I have assumed for purposes of this letter: each document I have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the Underwriting Agreement and every other agreement I have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that I make no such assumption with respect to the Company; and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the conclusions provided in this letter. I have also made other assumptions which I believe to be appropriate for purposes of this letter.

         In preparing this letter I have relied without independent verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Underwriting Agreement and other documents specifically identified at the beginning of this letter as having been read by me; (iii) factual information provided to me by the other representatives of the Company; and (iv) factual information I have obtained from such other sources as I have deemed reasonable. I have assumed that the information upon which I have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of numbered paragraphs 1 and 2 (other than the last sentence of paragraph 2), I have relied exclusively upon certificates issued by governmental authorities in the relevant jurisdictions and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by those certificates.

         I confirm that I do not have knowledge that has caused me to conclude that my reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) my knowledge of any particular information or about any information which has or has not come to my attention such advice is based entirely on my conscious awareness at the time this letter is delivered on the date it bears.

         My advice on every legal issue addressed in this letter is based exclusively on the internal law of Illinois, the General Corporation Law of the State of Delaware, or the federal law of the United States, and represents my opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction that enacted such law. I express no opinion with respect to any state securities (or "blue sky") laws or regulations or any laws, statutes governmental rules or regulations which in my experience are not applicable generally to transactions of the kind covered by the Underwriting Agreement. None of the opinions or other advice contained in this letter considers or covers (i) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial or statistical information set forth or incorporated by reference in (or omitted from) the Registration Statement or the Prospectus or (ii) any rules and regulations of the National Association of Securities Dealers, Inc. relating to the compensation of underwriters.

         My advice on each legal issue addressed in this letter represents my opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law my opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future.

         This letter speaks as of the time of its delivery on the date it bears. I do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which I did not have knowledge at that time, by reason of any change subsequent to that time in any law other governmental requirement or interpretation thereof covered by any of my opinions or advice, or for any other reason.

         This letter may be relied upon by the Underwriters only for the purpose served by the provision in the Underwriting Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without my written consent: (i) no person other than the Underwriters may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

Sincerely,



Vernon T. Squires

Sr. Vice President and General Counsel

                                   Schedule A

            Ownership of the Equity of the Significant Subsidiaries (1)


Subsidiary                         Equity Interest                 Owned by and Extent of Ownership
----------------------------       ------------------------        --------------------------------

ServiceMaster Management           limited partner interest        the Company - 100%
Services                           general partner interest        ServiceMaster Management
Limited Partnership                                                Services, Inc. - 100% (2)

ServiceMaster Consumer Services    limited partner interest        the Company - 100%
Limited Partnership                general partner interest        ServiceMaster Consumer
                                                                   Services, Inc. - 100% (3)

TruGreen Limited Partnership       limited partner interest        the Company - 100%
                                   general partner interest        TruGreen, Inc. - 100% (4)

The Terminix  International        limited  partner  interest      the Company - 100%
Company Limited                    general partner interest        Terminix International, Inc. - 100% (5)
Partnership

American Home Shield Corporation   common stock                    Company - 100%


                                   Schedule B


                            Significant Subsidiaries (6)

ServiceMaster Management Services Limited Partnership, a Delaware limited partnership

ServiceMaster Consumer Services Limited Partnership, a Delaware limited partnership

TruGreen Limited Partnership, a Delaware limited partnership

The Terminix International Company Limited Partnership, a Delaware limited partnership

American Home Shield Corporation, a Delaware corporation

                                   EXHIBIT B

                        Form of Kirkland & Ellis Opinion

J.P. Morgan Securities Inc.
Goldman, Sachs & Co.
BancAmerica Robertson Stephens
First Chicago Capital Markets, Inc.
NationsBanc Montgomery Securities LLC
c/o J.P. Morgan Securities Inc.
     60 Wall Street
     New York, New York 10260

Ladies/Gentlemen:

         We are issuing this letter in our capacity as special counsel for The ServiceMaster Company (the "Company") in response to the requirement in Section 6(g) of the Underwriting Agreement dated February 25, 1998 (the "Underwriting
Agreement") between the Company and the underwriters named in Schedule II thereto (the "Underwriters"). Every term which is defined or given a special meaning in the Underwriting Agreement and which is not given a different meaning in this letter has the same meaning whenever it is used in this letter as the meaning it is given in the Underwriting Agreement.

         In connection with the preparation of this letter, we have, among other things, read:

                  (a the registration  statement on Form S-3  (Registration  No.
         333-32167) filed by the Company and the Company's predecessors, The ServiceMaster Company Limited Partnership ("SMCLP") and Service Master Limited Partnership ("SMLP") (the "Predecessors"), with the Securities and Exchange Commission (the "Commission") on July 28, 1997 for the purpose of registering the offering of the Shelf Securities under the Securities Act of 1933, as amended (the "Securities Act") (which registration statement, as amended by pre-effective Amendment No. 1, including the information incorporated therein by reference, is herein called the "Registration Statement");

                  (b the Company's Prospectus Supplement dated February 25, 1998 (including the information incorporated therein by reference, the "Prospectus Supplement") to the Core Prospectus for Debt Securities dated February 25, 1998 (including the information incorporated therein by reference, the "Debt Core Prospectus") covering the offering of the 2018 Notes and 2038 Notes identified in clause (e) through the Underwriters, in the form which includes the initial offering price and related terms (which Debt Core Prospectus, as supplemented by the Prospectus Supplement, is herein called the "Prospectus");

                  (c     an executed copy of the Underwriting Agreement;

                  (d an executed copy of the Indenture dated as of August 15, 1997 in the form executed and delivered by SMCLP, SMLP and Harris Trust and Savings Bank as Trustee (the "Trustee"), the First Supplemental Indenture dated as of August 15, 1997 among SMCLP, SMLP and the Trustee, and the Second Supplemental Indenture dated as of January 1, 1998 between the Company and the Trustee (the term "Indenture" as used in this letter means the Indenture cited in this clause (d) as constituted after giving effect to the two supplements cited in this clause (d));

                  (e an executed copy of the Third Supplemental Indenture dated as of March 2, 1998 executed pursuant to the Indenture, the global security representing $150 million aggregate principal amount of the 2018 Notes identified in the Third Supplemental Indenture and the global security representing $150 million aggregate principal amount of the 2038 Notes identified in the Third Supplemental Indenture, all in the form to be delivered at the closing for the sale of those Notes to be held today under the Underwriting Agreement;

                  (f a certified copy of resolutions adopted on July 25, 1997 by the Company's Board of Directors (the "ServiceMaster Board"), a certified copy of the resolutions adopted by the board of directors of ServiceMaster Management Corporation on May 9, 1997 incorporated into those July 25, 1997 resolutions adopted by the ServiceMaster Board, a certified copy of resolutions adopted on January 21, 1998 by the Finance Committee of the ServiceMaster Board, and a certified copy of an Implementing Authorization executed by certain officers appointed in the Board resolutions; and

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
                  (g copies of all certificates and other documents delivered today at the closing of the purchase and sale of the Securities under the Underwriting Agreement.

The term "Notes" as used in this letter means the Notes cited in clause (e) in the preceding sentence. The term "Transaction Documents" is used in this letter to mean the Underwriting Agreement, the Indenture, the Third Supplemental Indenture and the Notes.

         Subject to the assumptions, qualifications and limitations which are identified in this letter, we advise you that:

           1. The Company is validly existing as a corporation in good standing under Delaware General Corporation Law.

           2. Under its Certificate of Incorporation and By-Laws, the Company has the corporate power necessary to own and lease its properties and to conduct its business as described in the Prospectus.

           3. The Underwriting Agreement has been duly authorized, executed and delivered on behalf of the Company.

           4. Each of the Indenture and the Third Supplemental Indenture has been duly executed and delivered on behalf of the Company or its Predecessors. Each of the Indenture and the Third Supplemental Indenture is a valid and binding obligation of the Company, and (assuming the due authorization, execution and delivery thereof by the Trustee) is enforceable against the Company in accordance with its terms.

           5. The Notes have been duly executed and delivered by the Company and, when paid for by the Underwriters in accordance with the terms of the Underwriting Agreement (assuming the due authorization, execution and delivery of the Indenture by the Trustee and due authentication and delivery of the Notes by the Trustee in accordance with the Indenture), will constitute Securities under the terms of the Indenture, will constitute the valid and binding obligations of the Company, and will be enforceable against the Company in accordance with their terms.

           6. The execution and delivery of the Underwriting Agreement on behalf of the Company, the performance of the respective obligations of the Company under the Underwriting Agreement, the Indenture, the Third Supplemental
Indenture and the Notes, and the Company's sale of the Notes to you in accordance with the Underwriting Agreement do not (i) violate the Certificate of Incorporation and By-Laws of the Company or (ii) constitute a violation by the Company of any applicable provision of any law, statute, rule or regulation (except that we express no opinion in this paragraph as to compliance with any disclosure requirement or any prohibition against fraud or misrepresentation or as to whether performance of the indemnification or contribution provisions in the Underwriting Agreement would be permitted) or (iii) breach, or result in a default under, any existing obligation of the Company or any of its subsidiaries under any of the agreements set forth on Schedule A attached hereto which representatives of the Company have advised us include all material debt agreements and instruments of or binding on the Company or any of the Company's subsidiaries. The agreements in Schedule A contain debt incurrence tests and/or other financial covenants and tests; we have not attempted to independently apply any of those covenants or tests. Representatives of the Company have however advised us that they have applied all of those tests and covenants and have determined that none of those tests or covenants will be breached by the Company's sale of the Notes to you or by any of the other actions cited at the beginning of this paragraph, and we have assumed without investigation that such advice and determinations are correct.

           7. We have no knowledge about any legal action or any governmental action, investigation or proceeding that is pending or threatened against the Company or any of the Company's subsidiaries that has caused us to conclude that such proceeding is required by Item 103 of Regulation S-K to be described in the Prospectus but that is not so described. We have no knowledge about any contract, document or court order to which the Company is a party or to which any of its properties is subject that has caused us to conclude that such contract, document or court order is required to be described in the Prospectus or the Registration Statement but is not so described or is required to be filed as an exhibit to the Registration Statement but has not been so filed.

           8. The Company is not and, immediately after the sale of the Notes to the Underwriters and application of the net proceeds therefrom as described in the Prospectus Supplement under the caption "Use of Proceeds" will not be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

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
           9. The Company was not required to obtain any consent, approval, authorization or order of governmental agency for the issuance, delivery and sale of the Notes under the Underwriting Agreement except for the order by the Commission declaring the Registration Statement effective.

          10. The Company has received a copy of an order entered for the Commission by the Division of Corporation Finance that the Commission pursuant to delegated authority declaring the Registration Statement effective under the Securities Act on August 6, 1997 (the "effective date") and we have no knowledge that any stop order suspending its effectiveness has been issued or that any proceedings for that purpose are pending before, or overtly threatened by, the Commission. Section 309(a) of the Trust Indenture Act provides that the Indenture was deemed to have been qualified under that Act when the Registration Statement became effective under the Securities Act.

         11. The statements in the Debt Core Prospectus under the heading "Description of Debt Securities" the statements in the Prospectus Supplement under the heading "Description of the Notes and in the Registration Statement in
Item 15, to the extent that those statements summarize laws, governmental rules or regulations or documents, are correct in all material respects.

                                            *        *        *

         The purpose of our professional engagement was not to establish factual matters, and preparation of the Registration Statement and the Prospectus involved many determinations of a wholly or partially nonlegal character. We make no representation that we have independently verified the accuracy, completeness or fairness of the Prospectus or Registration Statement or that the actions taken in connection with the preparation of the Registration Statement or Prospectus (including the actions described in the next paragraph) were sufficient to cause the Prospectus or Registration Statement to be accurate, complete or fair. We are not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the Prospectus or the Registration Statement except to the extent otherwise explicitly indicated in numbered paragraph 11 above.

         We can however confirm that we have participated in brief conferences with representatives of the Company, representatives of the Underwriters, counsel for the Underwriters and representatives of the independent accountants for the Company which involved discussions relevant to Registration Statement and Prospectus. In addition, we have reviewed certain corporate records furnished to us by the Company. We were not retained by the Company to prepare the periodic reports, or other materials incorporated in the Prospectus or Registration Statement, and our knowledge about these materials is limited. We were not present at any meeting of the ServiceMaster Board or its Finance Committee at which any resolution relevant to this letter was discussed or adopted.

         Based upon our participation in the conferences and our document review identified in the preceding paragraph, our understanding of applicable law and the experience we have gained in our practice thereunder and relying as to materiality to a large extent upon the opinions and statements of officers of the Company, we can, however, advise you that nothing has come to our attention that has caused us to conclude that (i) the Registration Statement at its effective date contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Debt Core Prospectus on the date it bears or on the date of this letter or the Prospectus Supplement on the date it bears or on the date of this letter contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or (iii) the Registration Statement or as of its effective date or the Debt Core Prospectus or the Prospectus Supplement on the date it bears did not comply in any material respect with the form and the requirements of Form S-3.

                                            *        *        *
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
         Except for the activities described in the immediately preceding section of this letter, we have not undertaken any investigation to determine the facts upon which the advice in this letter is based. We have not undertaken any investigation or search of court records for purposes of this letter.

         We have assumed for purposes of this letter: each document we have reviewed for purposes of this letter is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine; that the Underwriting Agreement and every other agreement we have examined for purposes of this letter constitutes a valid and binding obligation of each party to that document and that each such party has satisfied all legal requirements that are applicable to such party to the extent necessary to entitle such party to enforce such agreement (except that we make no such assumption with respect to the Company); and that you have acted in good faith and without notice of any fact which has caused you to reach any conclusion contrary to any of the conclusions provided in this letter. We have also made other assumptions which we believe to be appropriate for purposes of this letter.

         In   preparing   this  letter  we  have  relied   without   independent
verification upon: (i) information contained in certificates obtained from governmental authorities; (ii) factual information represented to be true in the Underwriting Agreement and other documents specifically identified at the beginning of this letter as having been read by us; (iii) factual information provided to us by the Company or its representatives as of the date of this letter; and (iv) factual information from such other sources as we have deemed reasonable. We have assumed that there has been no relevant change or development between the dates as of which the information cited in the preceding sentence was given and the date of this letter and that the information upon which we have relied is accurate and does not omit disclosures necessary to prevent such information from being misleading. For purposes of numbered paragraph 1, we have relied exclusively upon the certificate issued by the Delaware Secretary of State at the closing and such opinion is not intended to provide any conclusion or assurance beyond that conveyed by that certificate.

         We confirm that nothing has come to our attention that has caused us to conclude that our reliance and assumptions cited in the two immediately preceding paragraphs are unwarranted. Whenever this letter provides advice about (or based upon) our knowledge of any particular information or about any information which has or has not come to our attention such advice is based entirely on the conscious awareness at the time this letter is delivered on the date it bears by the lawyers with Kirkland & Ellis at that time who spent substantial time representing the Company in connection with the offering effected pursuant to the Prospectus.

         Each opinion in this letter that any particular agreement is a valid and binding obligation or is enforceable in accordance with its terms is subject to: (i) the effect of bankruptcy, insolvency, fraudulent conveyance and other similar laws and judicially developed doctrines in this area such as substantive consolidation and equitable subordination; (ii) the effect of general principles of equity; and (iii) other commonly recognized statutory and judicial constraints on enforceability including statutes of limitations. "General principles of equity" include but are not limited to: principles limiting the availability of specific performance and injunctive relief; principles which limit the availability of specific performance and injunctive relief; principles which limit the availability of a remedy under certain circumstances where another remedy has been elected; principles requiring reasonableness, good faith and fair dealing in the performance and enforcement of an agreement by the party seeking enforcement; principles which may permit a party to cure a material failure to perform its obligations; and principles affording equitable defenses such as waiver, laches and estoppel.

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
         Our advice on every legal issue addressed in this letter is based exclusively on the internal law of New York, the General Corporation Law of the State of Delaware and the federal law of the United States, and represents our opinion as to how that issue would be resolved were it to be considered by the highest court in the jurisdiction which enacted such law. We express no opinion with respect to any state securities (or "blue sky") laws or regulations or any laws, statutes governmental rules or regulations which in our experience are not applicable generally to transactions of the kind covered by the Underwriting Agreement. None of the opinions or other advice contained in this letter considers or covers (i) any financial statements or supporting schedules (or any notes to any such statements or schedules) or other financial or statistical information set forth or incorporated by reference in (or omitted from) the Registration Statement or the Prospectus or (ii) any rules and regulations of the National Association of Securities Dealers, Inc. relating to the compensation of underwriters.

         Our advice on each legal issue addressed in this letter represents our opinion as to how that issue would be resolved were it to be considered by the highest court of the jurisdiction upon whose law our opinion on that issue is based. The manner in which any particular issue would be treated in any actual court case would depend in part on facts and circumstances particular to the case, and this letter is not intended to guarantee the outcome of any legal dispute which may arise in the future. It is possible that some terms of the Indenture or the Notes may not prove enforceable for reasons other than those cited in this letter should an actual enforcement action be brought, but (subject to all the exceptions, qualifications, exclusions and other limitations contained in this letter) such unenforceability would not in our opinion prevent the Underwriters from realizing the principal benefits purported to be provided by the Indenture or the Notes.

         This letter speaks as of the time of its delivery on the date it bears. We do not assume any obligation to provide you with any subsequent opinion or advice by reason of any fact about which we did not have knowledge at that time, by reason of any change subsequent to that time in any law other governmental requirement or interpretation thereof covered by any of our opinions or advice, or for any other reason.

         This letter may be relied upon by the Underwriters only for the purpose served by the provision in the Underwriting Agreement cited in the initial paragraph of this letter in response to which it has been delivered. Without our written consent: (i) no person other than the Underwriters may rely on this letter for any purpose; (ii) this letter may not be cited or quoted in any financial statement, prospectus, private placement memorandum or other similar document; (iii) this letter may not be cited or quoted in any other document or communication which might encourage reliance upon this letter by any person or for any purpose excluded by the restrictions in this paragraph; and (iv) copies of this letter may not be furnished to anyone for purposes of encouraging such reliance.

                                      KIRKLAND & ELLIS


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


                                   Schedule A

                               Specified Contracts



         1. Note Agreements dated as of September 15, 1988, as amended through Third Amendments thereto dated as of July 15, 1996 (relating to the Company's $45 million, 10.57% Senior Notes, Series A, due October 1, 2000).

         2. Exchange Agreements dated as of August 1, 1990, as amended through Third Amendments thereto dated as of July 15, 1996, and related Guaranty Agreements dated as of August 1, 1990, as amended through Third Amendments thereto dated as of July 15, 1996 (relating to the $55 million, 10.8125% Senior Notes, due October 1, 2002, of American Home Shield Corporation (as successor by merger to SVM Holding Corp.) and guaranteed by the Company).

         3. Note Agreements dated as of April 1, 1992, as amended through Second Amendments thereto dated as of July 15, 1996 (relating to the Company's $50 million, 8.38% Senior Notes, due July 15, 2001).

         4. Participation, Master Lease and Construction Agreement dated as of October 28, 1996, as amended by first amendment thereto dated as of December 5, 1997 (relating to the Company's $35 million line of credit).

         5. Note Agreements dated as of January 15, 1994, as amended through First Amendments thereto dated as of July 15, 1996 (relating to the Company's $70 million, 6.65% Senior Notes, due January 31, 2004).

         6. Note Agreements dated as of July 16, 1996, as amended through First Amendments thereto dated as of March 1, 1997 (relating to the Company's $100 million, 7.40% Senior Notes, Series A, due July 16, 2006, and the Company's $25 million, 7.40% Senior Notes, Series B, due September 26, 2006).

         7. $100 million 6.95% Notes due August 15, 2007

         8. $200 million 7.45% Notes due August 15, 2027

         9. $750 million Five-Year Credit Agreement dated as of April 1, 1997 among The ServiceMaster Company, the Lenders party thereto, The First National Bank of Chicago as Administrative Agent and Morgan Guaranty Trust Company of New York as Documentation Agent.

         10. $250 million 364-Day Credit Agreement dated as of April 1, 1997 among The ServiceMaster Company, the Lenders party thereto, The First National Bank of Chicago as Administrative Agent and Morgan Guaranty Trust Company of New York as Documentation Agent.


--------
     1The significant subsidiaries are the companies listed in Schedule B.

     2 All of the common stock of ServiceMaster Management Services, Inc. is owned, directly or indirectly, by the Company.

     3 All of the common stock of ServiceMaster Consumer Services, Inc. is owned, directly or indirectly, by the Company.

     4 All of the common stock of TruGreen, Inc. is owned, directly or indirectly, by the Company.

     5 All of the common stock of Terminix International, Inc. is owned, directly or indirectly, by the Company.

     6This schedule has been prepared pursuant to the last sentence of the numbered paragraph 2 of the opinion letter.


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